Exhibit 99.1

News Release

Contact:	For Release:
Brad Cohen	Jan. 13, 2015
Public Relations	3:00 p.m. PST
Quantum Corp.
(408) 944-4044
brad.cohen@quantum.com

Brinlea Johnson or Allise Furlani
Investor Relations
The Blueshirt Group
(212) 331-8424 or (212) 331-8433
brinlea@blueshirtgroup.com or allise@blueshirtgroup.com

QUANTUM CORPORATION ANNOUNCES PRELIMINARY RESULTS FOR FISCAL THIRD
QUARTER 2015

●	Total Revenue of Approximately $142 Million
●	GAAP and Non-GAAP Earnings Per Share of $0.03 and $0.04, Respectively
●	Scale-out Storage Revenue of Approximately $27 Million, an Increase of Nearly 80% Year-over-Year
●	DXi Deduplication Revenue of Approximately $24 Million, up 5% Year-over-Year

SAN JOSE, Calif. — Jan. 13, 2014 — Quantum Corp. (NYSE: QTM) today announced preliminary results for the fiscal third quarter 2015 ended Dec. 31, 2014 (unless otherwise noted, all comparisons are relative to the fiscal third quarter 2014):

●

Total revenue was approximately $142 million, slightly below the low end of the company’s October guidance range of $145 million to $150 million. This was down slightly year-over-year, primarily due to a 31 percent decline in revenue from OEM tape automation partners. Total OEM revenue was approximately $15 million for the quarter, representing 12 percent of overall non-royalty revenue.

●	Total branded revenue was approximately $116 million, an increase of two percent and the third consecutive quarter of year-over-year growth.
●	Scale-out storage and related service revenue was approximately $27 million, up from $15 million.
●	Revenue from DXi and related service revenue was approximately $24 million, an increase of $1 million.
●	GAAP operating income was approximately $10 million, up from a GAAP operating loss of $80 thousand.

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GAAP net income was approximately $7 million, resulting in $0.03 per diluted share which was in line with the company’s guidance. This was up from a GAAP net loss of $2 million, or $0.01 per diluted share.

●	Non-GAAP operating income was approximately $14 million, an increase of $5 million.
●	Non-GAAP net income was approximately $11 million, or $0.04 per diluted share, which was in line with the company’s guidance. This was up from $6 million, or $0.02 per diluted share.
●	Total cash and cash equivalents were approximately $110 million as of Dec. 31, 2014.

“Our preliminary third quarter results again demonstrate the leverage in our financial model – while total revenue was slightly below our guidance, we still delivered bottom line results in line with guidance,” said Jon Gacek, president and CEO of Quantum. “In fact, GAAP net income was the highest in more than five years as we continued to capitalize on the strategic improvements we’ve made over the last 18 months and drive further operational efficiencies throughout the business.

“We’re also pleased with the growth in our branded business, which makes up an increasing percentage of our total revenue. A key driver of our branded growth is the tremendous market momentum our scale-out storage solutions continue to achieve. With year-over-year revenue increasing almost 80 percent for the quarter, scale-out storage revenue in the first three quarters of our fiscal year grew nearly 60 percent over the comparable period the year before. In addition, we had our second consecutive quarter of year-over-year growth in DXi revenue.”

Quantum will provide more details on its third quarter results in its earnings announcement on Jan. 29 (see conference call information below).

In addition, the company will be discussing its business and plans to build on its market momentum at the 17th Annual Needham Growth Conference to be held this week at the New York Palace Hotel in New York City.

Earnings Conference Call and Audio Webcast Notification

Quantum will issue a news release on its third quarter financial results on Thursday, Jan. 29, 2015, after the close of the market. The company will also hold a conference call and live audio webcast to discuss these results that same day at 2:00 p.m. PST. Press and industry analysts are invited to attend in listen-only mode.

Dial-in number: 719-325-2448 (U.S. and International); Access Code 5771187
Replay number: 719-457-0820 (U.S. and International); Access Code 5771187
Replay expiration: Tuesday, February 3, 2015, at 5:00 p.m. PST

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Webcast site: www.quantum.com/investors

About Quantum

Quantum is a leading expert in scale-out storage, archive and data protection, providing solutions for capturing, sharing and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. With Quantum, customers can Be Certain™ they have the end-to-end storage foundation to maximize the value of their data by making it accessible whenever and wherever needed, retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.

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Quantum, the Quantum logo, Be Certain, DXi and StorNext are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, our statements regarding our expected preliminary results for the third quarter of fiscal 2015 are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 6, 2014 and in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2014. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management and Board of Directors use these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

The non-GAAP financial measures used in this press release exclude the impact of the items below for the following reasons:

Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology and customer relationships in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Outsourcing Transition Costs
Outsourcing transition costs are expenses attributable to transitioning our manufacturing to an outsourced model. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities, and management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

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Proxy Contest and Related Costs
Proxy contest and related costs are expenses incurred to respond to activities and inquiries of Starboard Value LP, including their proxy solicitation. The Company has not incurred significant expenses in connection with such matters in prior year periods and these costs are not considered core operating activities. Management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Crossroads Patent Litigation Costs
Crossroads patent litigation costs are expenses incurred to defend ourselves and perform other activities related to a patent infringement lawsuit filed by Crossroads Systems, Inc. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities, and management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Symform Expenses, Net
Quantum acquired a cloud storage services platform from Symform, Inc. (“Symform”) in July 2014. Symform revenue comprises revenue generated from the Symform cloud storage services platform. Symform expenses consist of costs related to running, maintaining and further developing the Symform cloud storage services platform as well as the costs of integrating Symform into Quantum’s business. Net Symform expenses represent Symform expenses less Symform revenue, and non-GAAP gross margin excludes both Symform revenue and cost of revenue. Management believes that it is appropriate to exclude these amounts in order to provide investors with a view of Quantum’s results consistent with how management views and is running the business.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Note 1
In the fourth quarter of fiscal year 2014, Quantum identified errors related to the accounting for rent expense and certain allowances for estimated future price adjustments to customers which impacted prior reporting periods. As a result, the company’s financial statements for the third quarter of fiscal 2014 have been revised. Revenue for the third quarter of fiscal 2014 has been reduced by $0.1 million and general and administrative expense has been reduced by less than $0.1 million. For additional information, refer to our Form 10-K filed with the Securities and Exchange Commission on June 6, 2014.

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31, 2014
	Income From		Per Share Net Income,
	Operations	Net Income	Diluted
GAAP	$9,602	$6,931	$0.03
Non-GAAP Reconciling Items:
Amortization of intangibles	160	160
Share-based compensation	2,918	2,918
Restructuring charges	187	187
Proxy contest and related costs	125	125
Crossroads patent litigation costs	325	325
Symform expenses, net	265	265
Non-GAAP	$13,582	$10,911	$0.04

Computation of diluted net income per share:		GAAP	Non-GAAP
Net income		$6,931	$10,911
Interest on dilutive convertible notes		902	902
Income for purposes of computing income per diluted share		$7,833	$11,813

Weighted average shares:
Diluted		302,855	302,855

	Three Months Ended December 31, 2013
	(Revised) Note 1
	Income (Loss) From		Per Share Net Income
	Operations	Net Income (Loss)	(Loss), Diluted
GAAP	$(80)	$(2,458)	$(0.01)
Non-GAAP Reconciling Items:
Amortization of intangibles	2,224	2,224
Share-based compensation	3,421	3,421
Restructuring charges	2,046	2,046
Outsourcing transition costs	952	952
Non-GAAP	$8,563	$6,185	$0.02

Computation of diluted net income (loss) per share*:		GAAP	Non-GAAP
Net income (loss)		$(2,458)	$6,185
Interest on dilutive convertible notes		-	902
Income (loss) for purposes of computing income (loss) per diluted share		$(2,458)	$7,087

Weighted average shares:
Basic		248,135	248,135
Dilutive shares from stock plans		-	1,952
Dilutive shares from convertible notes		-	42,502
Diluted		248,135	292,589

Note 1 is presented above, after the Use of Non-GAAP Financial Measures.

* Prior period amortization of debt issuance costs has been added to the computation of diluted net income (loss) per share to conform to current period presentation. This addition of debt issuance costs had no impact on previously reported GAAP and Non-GAAP diluted net income (loss) per share.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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